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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

              AMERICAN TECHNOLOGY CORPORATION AND GENERAL DYNAMICS ARMAMENT AND TECHNICAL PRODUCTS, INC. RESOLVE LICENSING DISPUTE

(SAN DIEGO, CALIFORNIA - APRIL 28, 2004) - AMERICAN TECHNOLOGY CORPORATION (NASDAQ: ATCO) today announced that it and General Dynamics Armament and Technical Products, Inc. (GD-ATP) have mutually agreed to resolve their disputes in an amicable manner, and to dismiss the arbitration proceedings brought in connection with the two license and sale agreements to which they were a party. After due investigation of the disputes, GD-ATP and ATC agreed that neither was liable to the other and that no party engaged in any wrongdoing. The resolution has resulted in the termination of the two agreements, and in ATC assuming GD-ATP's role in servicing certain LRAD customers previously serviced by GD-ATP.

ABOUT AMERICAN TECHNOLOGY CORPORATION
American Technology Corporation is Shaping the Future of Sound(R) by developing and licensing its technology and intellectual property portfolio which includes: the award-winning HSS(R) (HyperSonic(R) Sound Technology); NeoPlanar(R) Technology; LRAD(TM) (Long Range Acoustic Device); PureBass(R) Sub-Woofer Technology; and Stratified Field(R) Technology (SFT(R)). The Company is establishing a strong portfolio of patents, trademarks, and intellectual property including over 140 U.S. and foreign patents and patent filings to date. For more information on the company and its technologies and products please visit our web site at www.atcsd.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Except for historical information contained herein, the matters discussed are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act. You should not place undue reliance on these statements. We base these statements on particular assumptions that we have made in light of our industry experience, the stage of product and market development as well as our perception of historical trends, current market conditions, current economic data, expected future developments and other factors that we believe are appropriate under the circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those suggested in the forward-looking statements, including but not limited to changes in the sound reproduction industry, our ability to develop future products, technology shifts, potential technical or manufacturing difficulties that could delay products, competition, pricing pressures, the uncertainty of market acceptance of new products and services by customers, warranty or other claims, the outcome of pending or future litigation, general economic factors and other risks identified and discussed in the Company's filings with the Securities and Exchange Commission. These forward-looking statements are based on information and management's expectations as of the date hereof. Future results may differ materially from the Company's current expectations. American Technology Corporation disclaims any intent or obligation to update those forward-looking statements, except as otherwise specifically stated.

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FOR FURTHER INFORMATION CONTACT:
Investor Relations:                              Media Inquiries:
Robert Putnam                                    Don Mathias
(858) 679-3168                                   (949) 855-4520
robert@atcsd.com                                 dwmath@aol.com